                                EXHIBIT (4)(B)
                                --------------

                          FORM OF POLICY ENDORSEMENTS
              FOR THE RETIREMENT INCOME BUILDER VARIABLE ANNUITY

            [LETTERHEAD OF PFL LIFE INSURANCE COMPANY APPEARS HERE]

              (Hereafter called the Company, we, our or us)

                            AMENDATORY ENDORSEMENT

The Policy to which this Amendatory Endorsement is attached is amended as follows:

The Allocation of Premium Payments provision in Section 3, Premium Payments, is replaced by the following language:

     ALLOCATION OF PREMIUM PAYMENTS

     Premium payments may be applied to various Guaranteed Period Options of the Fixed Account and/or to one or more of the Subaccounts which we make available. You must indicated what percent of each premium payment to allocate to various Guaranteed Period Options of the Fixed Account and/or among one or more of the Subaccounts (making a total of 100%). Each percent may be either zero or any whole number.

     We will use the allocation percentages you choose for all premium payments until you change the allocation percentages.

This Amendatory Endorsement takes effect and expires concurrently with the Policy to which it is attached and is subject to all the terms and conditions of the Policy not inconsistent herewith.

                        Signed for us at our home office.

            /s/ Craig D. Vermie                /s/ William L. Buster
                 SECRETARY                           PRESIDENT

                            10 DAY RIGHT TO CANCEL

You may cancel this policy by delivering or mailing a written notice or sending a telegram to us or your agent. You must return the policy before midnight of the tenth day after the day you receive it. Notice given by mail and return of the policy by mail are effective on being postmarked, properly addressed and postage prepaid.

We will pay you an amount equal to the sum of:

 .    the premiums paid; and

 .    the accumulated gains or losses, if any, in the Separate Account on the date of cancellation;

unless otherwise required by law.

If this policy is a replacement of another annuity policy, the Right to Cancel period is extended to 20 days.